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                                                                   EXHIBIT 23.01







INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Registration Statement Nos. 33-77860, 33-70802 and 33-70804 of MotivePower Industries, Inc. on Form S-8 of our reports dated February 11, 1999 (March 2, 1999 as to Note 18), appearing in this Annual Report on Form 10-K of MotivePower Industries, Inc. for the year ended December 31, 1998.


/s/ DELOITTE & TOUCHE LLP

Pittsburgh, Pennsylvania
March 8, 1999